UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                        Date of Report: January 27, 2000
               (Date of earliest event reported: January 20, 2000)


                              KEEBLER FOODS COMPANY
             (Exact name of registrant as specified in its charter)



           Delaware                     001-13705              36-3839556
 (State or other jurisdiction       (Commission File          (IRS Employer
       of incorporation)                Number)           Identification Number)



                                677 Larch Avenue
                            Elmhurst, Illinois 60126
               (Address of principal executive offices) (Zip Code)

                                 (630) 833-2900
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On January 20, 2000, Keebler Foods Company, a Delaware corporation ("Keebler"), announced that Keebler, R&H Trust Co. (Jersey) Limited, as Trustee, HB Marketing & Franchising L.P., 697163 Alberta Ltd., William C. Burkhardt and Austin Quality Foods, Inc., a Delaware corporation ("Austin"), had entered into a Stock Purchase Agreement dated as of January 19, 2000 (the "Stock Purchase Agreement"), pursuant to which Keebler shall acquire from certain sellers identified therein all of the issued and outstanding capital stock of Austin.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)    Financial Statements:    Not applicable

  (b)    Pro Forma Financial Information:    Not applicable

  (c)    Exhibits

       EXHIBIT NO.                          DOCUMENT
       -----------                          --------
          99.1               Press Release dated as of January 20, 2000


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             KEEBLER FOODS COMPANY

                                             By:      /s/ THOMAS E. O'NEILL
                                                      -------------------------
                                             Name:    Thomas E. O'Neill
                                             Title:   Vice President, Secretary
                                                        and General Counsel

                                             January 27, 2000



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


                                  EXHIBIT INDEX


       EXHIBIT NO.                          DOCUMENT
       -----------                          --------
          99.1               Press Release dated as of January 20, 2000





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

                                                  E. Nichol McCully
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                                  630-782-2690

                                                  Lori P. Marin
                                                  Vice President and Treasurer
                                                  630-782-2690

                     KEEBLER TO ACQUIRE AUSTIN QUALITY FOODS

ELMHURST, IL (January 20, 2000) - Keebler Foods Company (NYSE:KBL) has reached an agreement to acquire Austin Quality Foods, Inc., it was announced today by Robert P. Crozer, Chairman of the Board of Keebler Foods.

Austin is a leading producer and marketer of single serve baked snacks, including cracker sandwiches and bite-sized crackers and cookies. Austin is headquartered in Cary, North Carolina and has annual sales of approximately $200 million.

The transaction is expected to close in February, subject to customary conditions including the Hart-Scott-Rodino waiting period. Keebler will finance the acquisition, valued at $250 million, with borrowings under its existing credit facilities. Keebler expects the acquisition will be accretive to earnings by the end of 2000.

"We are thrilled to be adding Austin's product lines and manufacturing capabilities to Keebler," said Sam K. Reed, President and Chief Executive Officer of Keebler. "Austin is a very well-run company that has successfully focused on single-serve and bite-sized products. These capabilities will complement Keebler's product lines and sales channels in the biscuit industry."

"Keebler is a great company and a perfect fit for Austin," added Bill Burkhardt, President and Chief Executive Officer of Austin Quality Foods. "We are excited about this next step in the growth of Austin. Keebler will provide many new opportunities for our products and associates."

Austin's products include cracker sandwiches under the AUSTIN(R) brand, Zoo(R) brand animal crackeRS, SEANImals(R) brand cookies and DOLPHINS AND FRIENDSTM bite-sized cheddar cheese crackers. Austin was founded in 1935. The company employs over 1,200 associates in a state-of-the-art bakery. The company was privately held and was advised in the sale by Lazard Freres & Co. LLC.

Keebler, founded in 1853, is the second largest cookie and cracker manufacturer in the United States with the last trailing twelve-month net sales of $2.7 billion. Keebler markets its products under well-recognized brands such as KEEBLER, CHEEZ-IT, CARR'S, READY CRUST, FAMOUS AMOS, MURRAY, and PLANTATION. Keebler is also a leading manufacturer for both the private label and foodservice markets. Through its Little Brownie Baker subsidiary, Keebler is also a leading licensed supplier of Girl Scout Cookies. Keebler Foods Company is headquartered in Elmhurst, Illinois. For additional information, please visit the Keebler Web site at WWW.KEEBLER.COM.


Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general are described in the company's filings with the Securities and Exchange Commission.

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